EXHIBIT 10-k-2
Schedule identifying agreements, entered into between Conexant Systems, Inc. (the “Company”) and each of the following persons, substantially identical to the Employment Agreement constituting Exhibit 10.5 to the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 1998.
Name
Daniel Artusi
Lewis C. Brewster
Karen Roscher